Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Post Effective Registration Statement on Form S-1 of our report dated March 24, 2017, relating to the financial statements of Illumination America, Inc., as of December 31, 2016 and 2015 and to all references to our firm included in this amended Registration Statement.

/S BF Borgers CPA PC

Certified Public Accountants

Denver, Colorado

June 19, 2017